UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 30, 2020

United States Steel Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-16811	25-1897152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Grant Street,
Pittsburgh, PA 15219-2800
(Address of Principal Executive Offices, and Zip Code)

(412) 433-1121
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	X	New York Stock Exchange
Common Stock	X	Chicago Stock Exchange

Item 1.01. Entry into a Material Definitive Agreement.

Export-Import Credit Agreement

On September 30, 2020, United States Steel Corporation (the “Company”) and its subsidiary, United States Steel International, Inc., as the borrowers, entered into an Export-Import Transaction Specific Loan and Security Agreement (the “Export-Import Credit Agreement”) with the lenders party thereto from time to time and PNC Bank, National Association, as agent for the lenders.

The Export-Import Credit Agreement provides for up to $250.0 million of term loans, which mature on August 30, 2021, unless sooner terminated or extended by the borrowers to July 30, 2022, in each case, as provided therein. The maturity of the term loans under the Export-Import Credit Agreement may be extended only if the loan facility continues to be eligible for coverage (at a 95% level) under the Ex-Im Guarantee (as defined in the Export-Import Credit Agreement) and each lender consents to such extension. Interest on the term loans will accrue at a contract rate of 2.50% plus the applicable LIBOR rate. Overdue principal and interest will accrue at a default rate of the applicable contract rate plus 2%.

The term loans and other obligations under the Export-Import Credit Agreement are secured by receivables under certain iron ore pellet export contracts as further described in the Export-Import Credit Agreement.

The Export-Import Credit Agreement permits voluntary prepayments and requires mandatory prepayments with net cash proceeds of dispositions of collateral. The Export-Import Credit Agreement also contains certain covenants, including restrictions on merger, consolidation, acquisition and sale of assets, restrictions on incurring liens upon collateral and a requirement that the borrowers comply with the Ex-Im Borrower Agreement (entered into on September 30, 2020 by the borrowers in favor of Ex-Im Bank, the lenders and PNC Bank, National Association, as agent for the lenders).

The summary description of the terms of the Export-Import Credit Agreement in this report is qualified in its entirety by reference to Exhibit 10.1.

Amendment to Fifth Amended and Restated Credit Agreement

On September 30, 2020, the Company entered into an Amendment No. 1 (the “Amendment”) to the Fifth Amended and Restated Credit Agreement dated as of October 25, 2019 (the “Fifth Amended and Restated Credit Agreement”) with the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent. The Amendment amends the Fifth Amended and Restated Credit Agreement to permit the Company and United States Steel International Inc. to enter into, and grant the applicable collateral pursuant to, the Export-Import Credit Agreement.

The summary description of the terms of the Amendment in this report is qualified in its entirety by reference to Exhibit 10.2.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Export-Import Credit Agreement, dated September 30, 2020.

10.2	Amendment, dated September 30, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By	/s/ Manpreet S. Grewal
Manpreet S. Grewal
Vice President & Controller

Dated: October 2, 2020